                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of Cost Plus, Inc. on Form S-8 of our report dated March 17, 1998 appearing in the Annual Report on Form 10-K of Cost Plus, Inc. for the year ended January 31, 1998.

/s/ Deloitte & Touche LLP


San Francisco, California
November 17, 1998